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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Advanced Radio Telecom Corp. on Form S-8 (File No. 333-21875) of our report dated March 18, 1997 on our audits of the consolidated financial statements of Advanced Radio Telecom Corp. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


                                           Coopers & Lybrand, L.L.P.


Seattle, Washington
March 27, 1997